EXHIBIT 10.47

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made on June 1, 2000, by
and  between  Karts  International  Incorporated,   a  Nevada  corporation  (the
"Employer"), and Charles "Chuck" Brister (the "Employee").

         WHEREAS, the Employer is engaged in the business of designing, manufacturing, distributing and marketing go-karts;

         WHEREAS, the Employee is experienced and qualified to perform duties connected and associated with the business of Employer;

         WHEREAS, as a condition of Employee's employment, Employer desires to receive from Employee certain covenants and agreements; and

         WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and undertakings with respect to these covenants, as this Agreement is a condition of Employee's employment and ancillary thereto, but does not purport to set forth all the terms of such employment.

         NOW, THEREFORE, IN CONSIDERATION of the herein recited undertakings, the compensation to be paid by Employer to Employee and the other covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

         1. Employment. Employer hereby employs Employee as an employee of Employer upon the terms and subject to the conditions hereinafter set forth.

         2. Duties of Employee. The Employee shall serve as President and Chief Executive Officer, with such duties, power and authority as are customarily associated with such positions. Without limiting the generality of the foregoing, the Employee shall be responsible for and have complete authority: (a) for day-to-day operations; (b) implementation of strategic plans approved by the Board of Directors; (c) all personnel decisions including complete hire and fire authority; and (d) determining an employee organizational structure. The Employee shall have such other duties and responsibilities as may from time to time be assigned to Employee by the Board of Directors. The Employee will be a voting member of the Board of Directors and be entitled to attend any and all meetings of the Board of Directors or any committees established by the Board of Directors.

         3. Term of Agreement. The term of this Agreement shall begin on June 1, 2000 (the "Effective Date") and shall, subject to early termination as hereinafter set forth in this Agreement, continue until and terminate on the third (3rd) anniversary date of the Effective Date of this Agreement (the "Initial Term"); provided, however, that the term of Employment of Employee under this Agreement shall be automatically extended for an additional period of one year after the expiration of the Initial Term, unless at least thirty (30) days prior to such date either Employer or Employee shall give written notice to the other that Employee's term of employment under this Agreement shall end upon the expiration of the Initial Term. If Employee's term of employment is automatically extended at the expiration of the Initial Term, it shall be further automatically extended from year to year thereafter unless at least thirty (30) days prior to the anniversary date of any such extension, written notice is given by either Employer or Employee to the other that Employee's term of employment under this Agreement shall end on such anniversary.

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         4.       Place of  Employment.  The duties to be  performed by Employee shall be performed at the office of Employer, located in Roseland, Louisiana (the "Company Headquarters"), as well as at such other temporary locations as the Board of Directors of Employer may from time to time determine or require for the performance of his duties as an employee of Employer. However, Employee will not be required to permanently relocate during the Initial Term and any requirement to work at a temporary location will be limited in duration to 7 days per month, unless specifically agreed to by Employee.

         5. Time Requirements. Employee shall devote substantially his entire productive time (exclusive of vacation, reasonable personal matters, funeral leave, illness, temporary disability, holidays and weekends), ability and attention to the business of Employer during the term of this Employment Agreement. The Employee shall at all times faithfully and to the best of his ability perform his duties under this Agreement. The duties shall be rendered at the Corporation's principal office, at any of the subsidiary company locations, or at such other place or places and at such times as the needs of the Corporation may from time-to-time dictate. This section specifically acknowledges that the Employee may continue to participate as a director of a non-affiliated corporation and as an officer and director of a not-for-profit karting association.

         6. Compensation. Effective as of the Effective Date of this Agreement, Employer shall pay or provide to Employee during the Initial Term of this Employment Agreement and any extension hereof (unless this Agreement is earlier terminated as hereinafter provided in Section 7 hereof) the following compensation and benefits set forth in subsections (a) through (c) (collectively the "Benefits"), subject to deductions, offsets and credits as elsewhere set forth in this Section 6:

                  (a)      Base Compensation.

                           (i) Salary.  Employee  shall receive an annual salary
                  of $200,000 ("Base Salary"), subject to mandatory deductions and withholdings as required by law, payable in cash in accordance with Employer's established payroll procedures, subject to proration for any partial employment period. Employee's Base Salary may be increased at any time at the sole discretion of the Board of Directors.

                           (ii) Stock Options.  Employee  shall receive  options
                  (the "Options") to purchase an aggregate of 250,000 shares of Employer's Common Stock at an exercise price equal to 100% of the closing bid price of the Common Stock on the date this Agreement is approved by the Company's Board of Directors, as quoted on the Nasdaq SmallCap Market or OTC Electronic Bulletin Board. The Options, whose terms shall not be inconsistent with this Agreement, shall vest and be exercisable as follows: (a) options to purchase 100,000 shares shall vest and be exercisable on the date this Agreement is approved by the Company's Board of Directors; (b) options to purchase 75,000 shares of Common Stock shall vest and be exercisable on the second anniversary of the Effective Date of this Agreement; and (c) options to purchase the remaining 75,000 shares of Common Stock shall vest and be exercisable on the third anniversary of the Effective Date of this Agreement. All unvested Options shall vest immediately in the event this Agreement is terminated either as the result of the death or disability of Employee as contemplated in subsection (a) of
                  Section 7 of this Agreement, "without cause" as provided for in subsection (c) of Section 7 of this Agreement or due to a "change in ownership" as provided for in subsection (e) of
                  Section 7 of this Agreement. The Options shall expire on the fifth anniversary of the Effective Date of this Agreement.

                           (iii) Bonus. Employee may be eligible to receive an annual bonus, which bonus shall be in the form of (a) options to purchase up to 50,000 shares of Employer's Common Stock, which options shall vest immediately upon issuance and shall expire five years from the date of grant, and (b) cash in an amount established in an annual performance based management bonus program which will be approved by the Board of Directors, subject to mandatory deductions and withholdings as required by law.

                  (b)      Employee Benefits.

                           (i) Medical, Dental and Life. Employer agrees to include Employee and his dependents, if applicable, with no delay in coverage, in any hospital, surgical, medical, dental, term life insurance plan or plans of Employer for its employees generally from time to time during the term of this Employment Agreement. The costs of participating in such plan or plans shall be borne by Employer provided such cost does not exceed $8,400 per year. Any costs associated with providing the benefits of this sub- section (b)(i) which exceeds $8,400 per year shall be the responsibility of Employee. In the event Employer does not subscribe to any form of medical or dental plan, Employee and his dependents shall be reimbursed for medical and dental insurance contracted for by them on an independent basis or actual expenses incurred, which reimbursement shall not exceed $8,400 per year. This annual limitation will automatically increase at the same rate that the Employer's medical and dental plan premiums increase.

                           (i) Other Benefit Plans.  Employee may be eligible to
                  be included in any profit sharing, pension, deferred compensation or other benefit plans of Employer, including long-term group disability, for all or any portion of its employees, including its key employees, from time to time during the term of this Employment Agreement. The costs of participating in any of such benefit plans shall be borne as provided in rules and regulations adopted by Employer from time to time dealing with any of such plans. It is agreed and understood that there shall be no obligation on the part of Employer to provide for the participation of Employee in, or to institute, any such plan or plans or to make any contribution or contributions thereunder.

                           (ii) Vacations,  Personal Days and Holidays. Employee
                  shall be entitled to paid vacation and personal days as follows (a) during the first year of the Initial Term of this Agreement, Employee shall be entitled to three (3) weeks vacation and five (5) personal days; and (b) during the second and third years of the Initial Term of this Agreement, and upon any extension thereof, Employee shall be entitled to four
                  (4) weeks vacation and ten (10) personal days, which vacation shall be taken by Employee at reasonable times and on or before each anniversary of the Effective Date of this Agreement. Unused vacation days may not be carried over if not taken prior to an annniversary date. In addition, Employee shall be entitled to such holidays as Employer elects to provide for its employees generally.

                  (c) Other Benefits. Employee may be eligible to participate in any stock option plan, incentive compensation plan or bonus plan which may be provided by Employer or by any affiliate of Employer to its officers, the actual participants therein, including Employee, and benefits granted therunder, if any, to be at the sole discretion of Employer or its affiliates. Such plans are subject to any rights reserved by Employer or its affiliates to modify or terminate any such plans.

         7. Termination. This Employment Agreement shall terminate earlier than provided in Section 3 hereof upon the first to occur of any of the following:

                  (a) Death or Disability. In the event Employee shall die or become disabled during the term of this Employment Agreement, then and in such event, this Employment Agreement shall automatically terminate as of such date. Employer shall pay to Employee or Employee's legal representatives all Benefits, if any, then due and owing to Employee figure prorata up to and including the date of death or disability.

                  As used in this Agreement, the term "disability" shall have the meaning given such term in any disability insurance policy or policies covering Employee if any such policy or policies is in force at the time a determination of disability is to be made. If no such policy is in force at such time, the term "disability" or "disabled" shall mean the physical or mental incapacity of Employee which has prevented or will prevent such Employee from substantially performing the usual duties of his employment with Employer for a substantially continuous period of at least one-hundred twenty (120) days. If there is any dispute as to whether Employee is disabled (whether or not any disability policy is in force), Employee and Employer shall each select a medical doctor duly licensed in the state of Employee's permanent residence within 15 days of the date the issue of disability first arises. The two doctors so selected shall then within 15 days thereafter mutually agree on a third medical doctor duly licensed in such state. The three doctors so selected shall then within 30 days following the selection of a third medical doctor make a determination as to whether Employee is disabled. The decision of the three medical doctors so selected shall be conclusive on all parties concerned. The cost and expense of the three medical doctors so selected shall be borne by Employer.

                  (b) Termination for Good Cause. This Employment Agreement may be terminated, and Employee discharged, prior-to the expiration of the Initial Term for "Good Cause" as defined in this section.

                           (i) if  Employee  fails to devote  substantially  his
                  entire productive time, ability and attention as a representative of Employer, as defined in Section 5 of this Agreement;
                           (ii) if Employee is conviction of or enters a plea of
                  guilty or nolo contendere to a felony which has or may have a material adverse effect on the Employee's ability to carry out his duties under this Agreement or upon the reputation of the Employer;
                           (iii)  material  or  repeated  failure to comply with
                  reasonable and lawful directions of the Board of Directors; or
                           (iv) if Employee, without the express written consent
                  of the Company, engages in competition with the Company during the term of this Agreement, accepts employment with any other business or entity during the term of this Agreement.

                           In the event the Company believes "Good Cause" exists
                  for terminating this Agreement  pursuant to Sections  3(i)(iv)
                  or (v), the Company shall be required to give the Employee written notice of such acts or omissions constituting "Good Cause" (a "Cause Notice"), and no termination of this
                  Agreement shall be effective unless and until the Employee fails to cure such acts or omissions within ten (10) business days after receipt of the Cause Notice. With respect to any other provisions herein constituting "Good Cause" the Company shall not be required to give a Cause Notice to the Employee and the Employee may be terminated immediately.

                           In  the  event  of  termination  of  this  Employment
                  Agreement prior to the completion of the Initial Term of employment specified in it, for any reasons set forth above, Employee shall be entitled to the Benefits earned prior to the date of termination, computed prorata up to and including the date of termination. Employee shall be entitled to no further Benefits and will be relieved of all duties and obligations under this Employment Agreement as of the date of termination.

                  (c) Termination Without Cause. This Employer may terminate the Employee's employment without cause at any time after expiration of the three-year term of this Agreement. If termination occurs without cause prior to the expiration of the three-year term of this Agreement, the Employee shall receive severance pay in the amount of the Employee's compensation in cash, including health care benefits, then in effect for a period of thirty-six (36) months subsequent to the date of termination.

                  (d) Early Termination by Employee. If Employee resigns prior to the expiration of the term provided in Section 3 hereof, Employee shall forfeit and shall not be entitled to receive any Benefits from Employer whatsoever except any salary and bonus actually earned by him prior to the date of termination as provided for in this Agreement. Any termination pursuant to this Section 7(d) shall not limit any right or remedy that Employer may have against Employee.

                  (e) Change in Control. If this Agreement is terminated by either Employer or Employee as a result of a Change in Control, as hereinafter defined, Employee shall be entitled to a cash payment of $ 200,000 and the immediate vesting of all Options granted but not yet vested at the effective date of such Change in Control, as full and final satisfaction of all obligations due and owing to Employee by Employer under the terms of this Employment Agreement. In addition, any amounts due to the Employee from the Employer, whether in the form of unreimbursed expenses, loans or accrued and unpaid interest will be immediately paid by Employer.

         A Change in Control will be deemed to have occurred for purposes hereof
         (i) when a change of stock ownership of Employer of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any successor Item of a similar nature has occurred; or (ii) upon the acquisition of beneficial ownership, directly or indirectly, by any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) of securities of Employer representing 50% or more of the combined voting power of Employer's then outstanding securities; or (iii) a change during any period of twelve (12) consecutive months of a majority of the members of the Board of Directors of Employer for any reason, unless the election, or the nomination for election by Employer's shareholders, of each director was approved by a vote of a majority of the directors then still in office who were directors at the beginning of the period; provided that a Change in Control will not be deemed to have occurred for purposes hereof with respect to any person meeting the requirements of clauses (i) and (ii) of Rule 13-d(b)(1) promulgated under the Exchange Act, as amended.

         Anything to the contrary in the foregoing notwithstanding, a Change in Control shall not mean or be deemed to have occurred for any reason whatsoever regarding any circumstance(s) when any change in the actual or beneficial ownership of any type of stock of Employer held by the Schlinger Foundation is transferred by the Schlinger Foundation to another person or persons, trust, corporations or entities, which are by contract either affiliated with, in voting trust with, or effectively controlled by the Schlinger Foundation.

         8. Status of Agreement. The Benefits or payments made under this Employment Agreement shall be independent of and in addition to those under any other agreement which may be in effect between the parties hereto or any other compensation payable to Employee or his designees or estate by Employer and unless specifically referred to herein or unless otherwise provided by agreement or law, nothing contained herein shall be deemed to exclude Employee from any pension, profit-sharing, insurance or other benefits to which he may otherwise be or might become entitled as an employee of Employer.

         9.       Ownership  of Work  Product.  The  Employee  acknowledges  and agrees that the Employer shall be the sole and exclusive owner of any work product (including, without limitation, all ideas, methods, inventions, formulae, processes, trade secrets, know-how, techniques, confidential or proprietary information, research, software, computer programs, designs, plans, discoveries, improvements or developments, whether patentable or not patentable, television, radio, film, audio or video productions, photographs, literary works, records or recordings, publications and/or images, photographs or displays of the Employee's name, likeness, voice and/or talents), which is (i) made or conceived by the Employee, solely or jointly with other employees of the Employer, while employed by the Employer as President and Chief Executive Officer or suggested by any work done for the Employer whether on the time of the Employer or the Employee's own, but only so far as the same either related to work assigned by the Employer, the Employer's business, or the Employer's actual or demonstrably anticipated research, or (ii) made or conceived at the Employer's expense, or utilizing the Employer's facilities in any material manner or (iii) the result of any services created or performed by the Employer during the term of this Agreement, and that any such work product shall be considered a "work for hire." Employer acknowledges and agrees that the patents and applications for patent listed on Schedule A to this Agreement are owned by the Employee.

         10. Non-Competition Agreement. Employee and Employer acknowledge that as an employee and representative of the Employer, the Employee will be responsible for building and maintaining business relationships and goodwill with customers and employees. The Employee acknowledges and agrees that this responsibility creates a special relationship of trust and confidence between the Employer, the Employee and these persons or entities. The Employee acknowledges and agrees that this special relationship of trust and confidence between the Employer, the Employee and the Employer's customers and other employees creates a high risk and opportunity for the Employee to misappropriate these relationships and goodwill existing between the Employer and such persons and entities. The Employee acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect the Company from the risk of such misappropriation.

                  (a) Consideration. The Employee acknowledges and agrees that he has received and will continue to receive substantial, valuable consideration for the agreements set forth in this section, including:
         (i) access to Confidential Information;  (ii) continued employment; and
         (iii) compensation and benefits as described above in Section 6.

                  (b) Scope of Non-Solicitation Obligation. In consideration for the valuable consideration described above, the Employee acknowledges and agrees that for a period of twelve (12) months following the termination of this Agreement by either party, for whatever reason except for the Employer's filing of a petition in a court of bankruptcy, the Employee will not solicit any person, company or business that was customer, vendor, client or prospect of the Company, at any time during the twelve (12) months preceding termination of this Agreement, for the purpose of engaging or becoming involved in, directly or indirectly, the Same or a Similar Business as the Company. The Employee acknowledges and agrees that these non-solicitation agreements shall survive any termination, including non-renewal, of this Agreement and shall be fully enforceable by the Employer or its successor or assignee subsequent to the termination or non-renewal of the Employee's employment, regardless of the reason for such termination or non-renewal except for the Employer's filing of a petition in a court of bankruptcy.

                  (c) Scope of Non-Competition Obligation. In consideration for the valuable consideration described above, the Employee acknowledges and agrees that for a period of twelve (12) months following the termination of this Agreement by either party, for whatever reason except for the Employer's filing of a petition in a court of bankruptcy, the Employee will not engage or become involved in, directly or indirectly, the Same or a Similar Business as the Company, including becoming an owner of or working for any company or business as an agent, consultant, partner, employee, officer, shareholder or independent contractor, in any Market Area in which the Company did business in the twelve (12) months preceding the termination of this Agreement. The Employee acknowledges and agrees that these non-competition agreements shall survive any termination, including non-renewal, of this Agreement and shall be fully enforceable by the Employer or its successor or assignee subsequent to the termination or non- renewal of the Employee's employment, regardless of the reason for such termination or non- renewal except for the Employer's filing of a petition in a court of bankruptcy.

                  (d)  Definitions.   For  the  purpose  of  this  section,  the
         following definitions shall apply:

                           (1) The  term  "Same  or a  Similar  Business  as the
                  Company" shall be defined as developing, promoting, marketing, providing, or subcontracting any business in which (i) the Company engages during the term of this Agreement or (ii) the Company has notified the Employee during the term of this Agreement of its intent to engage in within twelve (12) months of such notice.

                           (2) The term  "Market  Area"  shall be defined as any
                  state, U.S. territory or foreign country in which the Company either (i) markets any of its services; (ii) broadcasts or circulates any promotional material related to its services; or (iii) has actively engaged in preparations for engaging in any of the foregoing activities.

         11.      Miscellaneous Provisions.

                  (a) Notice. All notices, demands, changes of address, requests or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or telegram, or by overnight courier.

                  (b) Governing Law. This Agreement shall be subject to, governed by and construed in accordance with federal law and the internal substantive laws, not the law of conflicts, of the State of Louisiana.

                  (c) Captions. The captions used herein are for administrative and convenience purpose only and shall not be construed in interpreting this Agreement.

                  (d) Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

                  (e) Legal Construction. If any portion of this Agreement shall be held invalid or inoperative, then so far as reasonable and possible
         (i) the remainder of this Agreement shall be considered valid and operative, and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative and that portion shall be modified to the extent necessary to render it enforceable.

                  (f) Amendments. This Agreement may be amended from time to time by an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment, such instrument being designated on its face as an "Amendment" to this Agreement.

                  (g) Waiver. The failure of any party to insist in one or more instances upon the performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition, but the obligations of any party with respect thereto shall continue in full force and effect.

                  (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                  (i) Remedies. Each party hereto acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive any requirement for securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. Such remedy shall be cumulative and not exclusive and shall be in addition to any other rights or remedies any party may have against the other.

                  (j) Attorneys' Fees. If any action at law or in equity, including any action for injunctive or declaratory relief, is brought to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover attorneys' fees and expenses from the other party, which fees and expenses may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose and which fees and expenses shall be in addition to any other relief which may be awarded.

                  (k) Prior Agreements. This Agreement (and the exhibits hereto) contains the entire employment agreement between the parties hereto and supersedes any and all prior employment agreements, whether written or oral, between the parties with respect to the within subject matter. All other employment, salary continuation, bonus, incentive compensation and other similar agreements heretofore entered into between Employer and Employee and in effect as of the date hereof are hereby cancelled and shall be of no further force or effect. This Agreement does not supersede, modify, limit or otherwise effect any stock options previous granted, any existing or future license or lease agreements between the Employer, including its subsidiaries, and Employee.

                  (l) Separate Counsel. The parties acknowledge that the Employer has been represented in this transaction by its own attorneys, that the Employee has not been represented in this transaction by the Employer's attorneys; and the Employee has been advised to seek separate legal advice and representation in this matter.

         12. Time of the Essence. Time shall be of the essence throughout the term of this Employment Agreement.

         13.      Effective  Date.  The effective date of this Agreement is June
1, 2000.



                                    EMPLOYER:

                                    KARTS INTERNATIONAL INCORPORATED



                                    By:  ___________________________________


                                    Address: 62204 Commercial Street
                                             Roseland, Louisiana  70456

                                    EMPLOYEE:


                                    ________________________________________
                                    Charles Brister

                                    Address: 505 Ellis Road
                                             Amite, Louisiana   70422




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


                                   SCHEDULE A
                                   ----------

                      PATENTS AND PATENT APPLICATIONS FILED
                               BY CHARLES BRISTER





1) Acceleration Peal Override Apparatus for Self-Propelled Motorized Cart with Aligned Brake and Accelerator Pushrod Type Pedals (Pedal Override Apparatus) Patent No. 5,477,940

2)       Clutch Assembly for Chain-Driven Cart
         Patent No. 5,328,011

3)       Safety Fuel Tank and Filler Cap Apparatus
         Patent Application No. 09/288,402 and 09/267,877







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